PORTFOLIO RECOVERY ASSOCIATES EXPANDS CREDIT FACILITY TO ACCOMMODATE BUSINESS GROWTH

NORFOLK, Va. – DEC. 22, 2010 – Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases and manages portfolios of defaulted consumer receivables and provides a broad range of receivables management and payments processing services, today announced expansion of its credit facility to $407.5 million from $365 million. The credit facility consists of a $357.5 million revolving credit facility maturing on December 20, 2014 and a $50 million fixed rate term loan maturing on May 4, 2012. Upon maturity of the fixed rate loan, the revolving facility will automatically be increased by the $50 million. The new credit facility replaces the existing credit facility, the revolver portion of which was scheduled to expire in May, 2011.

The Company entered into the new, four-year credit agreement effective December 20, 2010, with Bank of America, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Sun Trust Bank, as documentation agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers.

“We’re excited to have entered into this new credit agreement with a solid mix of banks, some of which have worked with us for years and others that are new to the PRA story,” said Kevin P. Stevenson, chief financial and administrative officer. “Our plan is to utilize our future cash flows from our past portfolio and business investments, along with this new credit facility in support of our business expansion plans in 2011 and beyond.”

About Portfolio Recovery Associates, Inc.
Portfolio Recovery Associates, Inc. (PRA) is the parent of companies whose business revolves around the detection, collection, and processing of both unpaid and normal-course receivables originally owed to credit grantors, governments, retailers and others. PRA’s primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Subsidiaries of PRA also provide fee-based services, including collateral-location services for credit originators via its IGS subsidiary, revenue administration, audit and debt discovery/recovery services for government entities through both its RDS and MuniServices businesses and class action claims recovery services and related payment processing through its CCB subsidiary.

Statements herein which are not historical, including Portfolio Recovery Associates’ or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates’ presentations and web casts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company’s filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

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Investor Relations
Jim Fike
Vice President, Finance
757-519-9300, ext. 13010
info@portfoliorecovery.com

Media Relations
Tanya Madison
Vice President, Corporate Communications
757-519-9300, ext. 13444
tmmadison@portfoliorecovery.com